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                                                                    EXHIBIT 10.9

                         FRANK'S NURSERY & CRAFTS, INC.

                          CERTIFICATE OF THE SECRETARY

                                  JUNE 20, 2001


I, Larry T. Lakin, certify that (1) I am the duly elected and incumbent Secretary of FRANK'S NURSERY & CRAFTS, INC., a Michigan corporation ("the Corporation"), (2) the resolution set forth below was adopted by the unanimous written consent of the Board of Directors of the Corporation, effective as of June 20, 2001, and (3) such resolution has not been amended or rescinded and remains in force on the date of this certificate in the form set forth below:

     A. RESOLVED, that in addition to their current positions, the Corporation shall engage Messrs. Lakin and Szopinski to jointly serve as Co-CEOs of the Corporation; and it is further


     B. RESOLVED, that in consideration of their agreement to serve as Co-CEOs, Messrs. Lakin and Szopinski shall each receive additional compensation and protection from termination, all as set forth in the term sheet annexed as Exhibit "A" hereto.


Dated:   June 20, 2001

                                      /s/ Larry T. Lakin
                                     -------------------------------------------
                                     Larry T. Lakin


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                                                                       Exhibit A

              CO-CEO COMPENSATION/SEVERANCE MODIFICATION TERM SHEET



COVERED PERSONS                         Larry Lakin and Adam Szopinski (each, a
                                        "Co-CEO").

ADDITIONAL COMPENSATION                 Effective July 1, 2001, each Co-CEO will
                                        receive, in addition to his current
                                        salary, an additional $12,500 per month
                                        until the later of: (a) October 31,
                                        2001; or (b) the effective date of the
                                        appointment of a permanent Chief
                                        Executive Officer for FNC Holdings, Inc.
                                        ("FNC") and Frank's Nursery & Crafts,
                                        Inc. ("Frank's and, together with FNC,
                                        the "Company").

OPPORTUNITY TO RESIGN WITH BENEFITS     During a thirty-day period commencing on
                                        the earlier of: (a) the effective date
                                        of a plan of reorganization for Frank's;
                                        and (b) March 31, 2002 (or such later
                                        date as may be agreed to in writing by
                                        the Company and the applicable Co-CEO),
                                        each Co-CEO shall be permitted to
                                        voluntarily terminate his employment for any reason and still receive full severance and retention benefits under the Company's bankruptcy court-approved severance policy (the "Severance
                                        Policy") and retention and incentive
                                        plan.

REVISED DEFINITION OF "CAUSE" FOR       Notwithstanding anything to the contrary
INVOLUNTARY TERMINATION WITHOUT         in the Severance Policy, each Co-CEO
SEVERANCE BENEFIT                       shall be entitled to receive his full
                                        severance entitlement if terminated
                                        involuntarily at any time for any reason other than for gross misconduct, fraud, embezzlement or theft against the
                                        Company.